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                                                                   EXHIBIT 4.4

                                                              50,000 Warrants


                       INTEGRATED BEALTHCARE SYSTEMS, INC.

                               Warrant Certificate
                            Void after March 31, 2001



                  THIS CERTIFIES THAT for value received Mark Wachs or registered assigns, is the owner of the number of Warrants set forth above, each of this entitles the owner thereof to purchase at any time from March 31, 1996, until 5:00 p.m., Eastern Standard Time on May 31, 2001 (the "Warrant Expiration Date"), one share of Common Stock (the "Common Stock, of Integrated Healthcare Systems, Inc., a Delaware corporation (the "Company"), at the purchase price of $2.00 per Share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of Shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of the original issuance of the Warrants, based on the Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number and kind of Shares which may be purchased under the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

                  This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

                  No fractional Shares will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

                  No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of Stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares shall have become deliverable as provided in the Warrant Agreement.

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                  If this Warrant shall be surrendered for exercise within any period during the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

                  IN WITNESS WHEREOF, INTEGRATED BEALTHCARE SYSTEMS, INC. has caused the signature (or facsimile signature) of its President or its Secretary or Assistant Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.


Dated: March 31, 1996

                                   INTEGRATED HEALTHCARE SYSTEMS, INC.



                                          By:   /s/ Michael J. Black
                                                ------------------------------
                                          Its:  Chairman





[Corporate Seal]

Attest:



_____________________